www.ziffdavis.com©2022 Ziff Davis. All rights reserved. THIRD QUARTER 2022 RESULTS NOVEMBER 8, 2022

2 Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2022 Financial Guidance. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in those statements. Readers should carefully review the Risk Factors slide of this presentation. These forward-looking statements are based on management’s expectations or beliefs as of November 8, 2022 as well as those set forth in our Annual Report on Form 10-K filed by us on March 15, 2022 with the Securities and Exchange Commission (“SEC”) and the other reports we file from time to time with the SEC. We undertake no obligation to revise or publicly release any updates to such statements based on future information or actual results. Such forward-looking statements address the following subjects, among others: • Future operating results • Ability to acquire businesses on acceptable terms and integrate and recognize synergies from acquired businesses • Deployment of cash and investment balances to grow the company • Subscriber growth, retention, usage levels and average revenue per account • Digital media and cloud services growth • International growth • New products, services, features and technologies • Corporate spending including stock repurchases • Intellectual property and related licensing revenues • Liquidity and ability to repay or refinance indebtedness • Systems capacity, coverage, reliability and security • Regulatory developments and taxes All information in this presentation speaks as of November 8, 2022 and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. Capitalized terms not otherwise defined in this presentation have the meanings set forth in Ziff Davis' November 8, 2022 earnings press release. Third Party Information All third-party trademarks, including names, logos and brands, referenced by the Company in this presentation are property of their respective owners. All references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law. Industry, Market and Other Data Certain information contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on reports from various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third-party sources referred to in this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Non-GAAP Financial information Included in this presentation are certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") designed to supplement, and not substitute, Ziff Davis’ financial information presented in accordance with GAAP. The non- GAAP measures as defined by Ziff Davis may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that Ziff Davis’ future results or leverage will be unaffected by other unusual or non-recurring items. Please see the appendix to this presentation for how we define these non-GAAP measures, a discussion of why we believe they are useful to investors and certain limitations thereof, and reconciliations thereof to the most directly comparable GAAP measures. Pro Forma Financial Information, Continuing Operations Unless otherwise specified, all financial data and operating metrics presented herein for Ziff Davis are presented on a pro forma (“PF”) basis adjusted non-GAAP for Ziff Davis’ continuing operations, giving effect to the divestitures of the Voice assets in Australia, New Zealand, and the United Kingdom, as well as the sale of the Company’s B2B Backup businesses and the separation of Consensus Cloud Solutions, Inc. (“Consensus”) as described in the Form 10 filed by Consensus with the Securities and Exchange Commission, as if they had occurred on January 1, 2020. Safe Harbor for Forward-looking Statements

3 Some factors that could cause actual results to be materially adversely affected include, but are not limited to, our ability and intention to: • Manage certain risks inherent to our business, such as costs associated with fraudulent activity, system failure or security breach; effectively maintaining and managing our billing systems; time and resources required to manage our legal proceedings; liability for legal and other claims; or adhering to our internal controls and procedures; • Compete with other similar providers with regard to price, service, functionality; • Achieve business and financial objectives in light of burdensome domestic and international telecommunications, internet or other regulations, including regulations related to data privacy, access, security, retention, and sharing; • Successfully manage our growth, including but not limited to our operational and personnel-related resources, and integration of newly acquired businesses; • Successfully adapt to technological changes and diversify services and related revenues at acceptable levels of financial return; • Successfully develop and protect our intellectual property, both domestically and internationally, including our brands, patents, trademarks and domain names, and avoid infringing upon the proprietary rights of others; • Recruit and retain key personnel; • Realize the expected benefits of the cloud fax spin-off transaction or the sale of the B2B Backup business; and • Other factors set forth in our Annual Report on Form 10-K filed by us on March 15, 2022 with the SEC and the other reports we file from time to time with the SEC. • Sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy, including inflation, supply chain and other factors and their related impact on customer acquisition and retention rates, customer usage levels, and credit and debit card payment declines; • Maintain and increase our customer base and average revenue per user; • Generate sufficient cash flow to make interest and debt payments, reinvest in our business, and pursue desired activities and businesses plans while satisfying restrictive covenants relating to debt obligations; • Acquire businesses on acceptable terms and successfully integrate and realize anticipated synergies from such acquisitions; • Continue to expand our businesses and operations internationally in the wake of numerous risks, including adverse currency fluctuations, difficulty in staffing and managing international operations, higher operating costs as a percentage of revenues, or the implementation of adverse regulations; • Maintain our financial position, operating results and cash flows in the event that we incur new or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added and telecommunication taxes; • Accurately estimate the assumptions underlying our effective worldwide tax rate; • Maintain favorable relationships with critical third-party vendors whose financial condition will not negatively impact the services they provide; • Create compelling digital media content causing increased traffic and advertising levels; additional advertisers or an increase in advertising spend; and effectively target digital media advertisements to desired audiences; Risk Factors

4 Q3 2022 Consolidated Financial Snapshot (1)(2) 1. Figures are adjusted non-GAAP; see slides 17-18 for a reconciliation of the pro-forma adjustments for excluded assets consisting of certain assets of the Company’s B2B Backup business, which were sold in September 2021. 2. See slides 12, 14-16 for a GAAP to non-GAAP reconciliation of adjusted EBITDA and adjusted earnings per diluted share for the Company and by business, and Slide 17 for a reconciliation of non-GAAP to pro-forma. Note: Pro Forma Results from Continuing Operations excludes B2B Backup assets

Advertising Performance

Quarterly Revenues (1)
(in millions)



(6%)
$199
$187
Q3 2021
Q3 2022

TTM Revenues (1)
(in millions)



(1%)
$818
$810
TTM Q3 2021
TTM Q3 2022

Quarterly Advertising Metrics

	2021				2022		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Revenue Retention (2)	103.7%	111.2%	114.1%	111.9%	106.6%	99.6%	94.1%
Advertisers (3)	1,705	1,913	1,908	2,198	1,950	2,016	1,953
Quarterly Revenue per Advertiser (4)	$103,981	$103,704	$104,189	$119,932	$87,214	$93,848	$95,710

1. Figures exclude any intercompany eliminations; TTM metrics relate to last 12 months ended September 30, 2021 and September 30, 2022, respectively.
2. Net Advertising Revenue Retention = (Revenue Recognized by Prior Year Advertisers in Current Year Period (excluding revenue from acquisitions during the stub period)) / (Revenue Recognized by Prior Year Advertisers in Prior Year Period (excluding revenue from acquisitions during the stub period)). Excludes advertisers that generated less than $10,000 of revenue in the measurement period; combined retention is the weighted average net advertising revenue retention of the two digital media divisions. As a result of the aggregation of certain reporting systems related to the integration of several acquisitions, retention data for Q1 2021 and Q2 2021 reflects certain estimates.
3. Excludes advertisers that spent less than $2,500 in the quarter in either the Tech, Shopping, Entertainment or Health & Wellness divisions.
4. Total gross quarterly advertising revenues divided by advertisers as defined in footnote (3).

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Subscription Performance

Quarterly Revenues (1)
(in millions)


6%
$135
$143
Q3 2021
Q3 2022

TTM Revenues (1)
(in millions)


11%
$495
$551
TTM Q3 2021
TTM Q3 2022

Quarterly Subscription Metrics

		2021				2022		
		Q1	Q2	Q3	Q4	Q1	Q2	Q3
Subscribers (2)	(in '000s)	2,332	2,340	2,290	2,206	2,131	2,393	3,050
Average Quarterly Revenue per Subscriber (3)		$50.54	$53.17	$59.08	$60.89	$63.85	$57.64	$46.87
Churn Rate (4)		2.75%	2.51%	2.99%	2.97%	3.22%	2.92%	3.55%

1. TTM metrics relate to the last 12 months ended September 30, 2021 and September 30, 2022, respectively
2. Quarterly average of the end of month subscriber counts; inclusive of the Digital Media and Cybersecurity & Martech Businesses. A subscriber is defined a direct customer, including customers who have paused but not cancelled their subscription. If there is a reseller or a partner without visibility into the number of underlying subscribers, they are counted as one subscriber.
3. Total gross quarterly subscription revenues divided by customers as defined in footnote (2);
4. "Churn Rate" = A / B. A = (average revenue per subscription in the prior month) x (number of cancels in current month), calculated at each business and aggregated. B = subscription revenue in the current month, calculated at each business and aggregated. Churn rate is presented on a quarterly basis. For Ookla, this is calculated by taking the sum of the monthly revenue from the specific cancelled agreements.

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7 1. TTM relates to the revenues of the last 12 months ended September 30, 2022. 2. Revenue from an acquired business becomes organic revenue in the first month in which the company can compare a full month in the current year against a full month under its ownership in a prior year (i.e., the 12 months measurement period for acquired revenue starts with the first full month under its ownership). Organic Growth (1)(2) TTM Year over Year Growth Rates Q1 Q2 Q3 Q4 Q1 Q2 Q3 Organic Revenue 9% 20% 12% 2% (3%) (5%) (7%) (3%) Total Revenue 29% 42% 35% 10% 5% 2% (1%) 4% 2021 2022

8 Ziff Davis Capital Structure 1. Reflects Ziff Davis’ retained stake in Consensus Cloud Solutions, Inc. ($ millions) September 30, 2022 Cash and Cash Equivalents $622 Short-term Investments (1) 55 Long-term Investments 124 Total Cash and Investments $801 4.625% High-Yield Notes $460 1.75% Convertible Notes 550 Total Gross Debt $1,010 Multiple of Q3 2022 TTM Adj. EBITDA Gross Debt $1,010 2.0x Gross Debt less Cash $388 0.8x Gross Debt less Cash and Investments $209 0.4x

2022 FINANCIAL GUIDANCE

10 2022 Guidance (Forward-Looking Statements) Ziff Davis revises its annual guidance of Revenues, Adjusted EBITDA and Adjusted non-GAAP Diluted EPS (1) 1. Figures are adjusted non-GAAP; 2021 figures are pro forma adjusted non-GAAP. 2. Revised from prior guidance with Revenue, Adjusted EBITDA, and Adjusted non-GAAP EPS ranges of $1,410MM-$1,435MM, $507MM-$519MM, $6.57-$6.77, respectively. 3. Adjusted non-GAAP EPS (earnings per diluted share) excludes share-based compensation of between $24 million and $28 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the non-GAAP effective tax rate for 2022 (exclusive of the release of reserves for uncertain tax positions) will be between 22.25% and 23.75%. Ziff Davis FY 2022 Guidance Range (2) $ in MM, except for per share amounts Low Midpoint High Midpoint YoY % Increase vs 2021A Revenue $1,390 $1,395 $1,400 0.9% Adjusted EBITDA $507 $510 $513 5.2% Adjusted non-GAAP Diluted EPS (3) $6.70 $6.75 $6.80 8.7%

SUPPLEMENTAL INFORMATION

Q3 2022 Reconciliation of GAAP to Adjusted non-GAAP Diluted Earnings & EPS

$ in 000's	Three Months Ended September 30, 2021	Three Months Ended September 30, 2022
Cost of revenues	$ 49,698	$ 52,603
Plus:		
Share based compensation [1]	(70)	(63)
Acquisition, integration and other costs [2]	(210)	(65)
Amortization [5]	(356)	(242)
Adjusted non-GAAP cost of revenues	$ 49,062	$ 52,233
Sales and marketing	$ 126,577	$ 119,474
Plus:		
Share based compensation [1]	(335)	(772)
Acquisition, integration and other costs [2]	(832)	(1,083)
Lease asset impairments and other charges [8]	-	961
Adjusted non-GAAP sales and marketing	$ 125,410	$ 118,580
Research, development and engineering	$ 19,619	$ 17,735
Plus:		
Share based compensation [1]	(514)	(567)
Acquisition, integration and other costs [2]	(569)	(258)
Adjusted non-GAAP research, development and engineering	$ 18,536	$ 16,910
General and administrative	$ 114,240	$ 95,658
Plus:		
Share based compensation [1]	(5,484)	(4,984)
Acquisition, integration and other costs [2]	(1,780)	(1,302)
Amortization [5]	(46,882)	(36,416)
Lease asset impairments and other charges [8]	(1,686)	383
Disposal related costs [9]	(342)	(24)
Adjusted non-GAAP general and administrative	$ 58,066	$ 53,315
Goodwill impairment on business	$ -	$ 27,369
Plus:		
Goodwill impairment on business [10]	-	$ (27,369)
Adjusted non-GAAP goodwill impairment on business	$ -	$ -
Interest expense, net	$ (14,490)	$ (8,560)
Plus:		
Interest costs [3]	4,008	106
Adjusted non-GAAP interest expense, net	$ (10,482)	$ (8,454)
Gain on debt extinguishment, net	$ -	$ 10,112
Plus:		
Sale of assets [7]	-	(10,211)
Adjusted non-GAAP gain on debt extinguishment, net	$ -	$ (99)
Gain on sale of businesses	$ (24,600)	$ -
Plus:		
Sale of assets [7]	24,600	-
Adjusted non-GAAP gain on sale of businesses	$ -	$ -
Loss on investment, net	$ -	$ 471
Plus:		
Investments [6]	-	(471)
Adjusted non-GAAP loss on investments, net	$ -	$ -
Unrealized loss on short-term investments held at period end	$ -	$ 4,201
Plus:		
Investments [6]	-	(4,201)
Adjusted non-GAAP unrealized loss on short-term investments held at period end, net	$ -	$ -
Other income, net	$ 107	$ 4,218
Plus:		
Investments [6]	-	(450)
Disposal related costs [9]	-	(111)
Adjusted non-GAAP other income (expense), net	$ 107	$ 3,657
Income tax expense (benefit)	$ 2,665	$ (18,100)
Plus:		
Share based compensation [1]	(2,299)	(897)
Acquisition, integration and other costs [2]	(1,135)	(657)
Interest costs [3]	(1,154)	(26)
Gain on debt extinguishment, net	-	2,512
Amortization [5]	(15,176)	(10,648)
Investments [6]	23	12,503
Sale of assets [7]	(5,350)	-
Lease asset impairments and other charges [8]	(1,055)	359
Disposal related costs [9]	(141)	19
Goodwill impairment on business [10]	-	(6,733)
Adjusted non-GAAP income tax benefit	$ (23,622)	$ (21,668)
(Loss) income from equity method investment, net	$ (1,923)	$ (3,191)
Plus:		
Investments [6]	1,923	3,191
Adjusted non-GAAP income from equity method investment, net	$ -	$ -
Total adjustments	$ (115,878)	$ (56,086)
GAAP earnings per diluted share	$0.14	$0.39
Adjustments *	$1.35	$1.19
Adjusted non-GAAP earnings per diluted share	$1.49	$1.58

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition, integration and other costs; (3) elimination of certain interest costs; (4) elimination of (gains) losses resulted from the extinguishment of debt; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of change in value on investment; (7) elimination of gain/loss on sale of assets; (8) elimination of lease asset impairments and other charges; (9) elimination of disposal related costs; (10) elimination of goodwill impairment on business; and (11) elimination of dilutive effect of the convertible debt

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13 GAAP Reconciliation – Free Cash Flow (1)(2) 1. Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus contingent consideration. Free Cash Flow amounts are not meant as a substitute for GAAP, and are solely for informational purposes. 2. Figures are adjusted non-GAAP; and 2021 figures include the contribution from Consensus and the divested B2B Backup and Voice UK assets. $ in 000's Ziff Davis 2021 2022 2021 2022 Net cash provided by operating activities 140,230$ 100,735$ 430,252$ 293,219$ Less: Purchases of property and equipment (29,729) (26,891) (87,495) (80,767) Add: Contingent consideration - - 685 - Free cash flow (2) 110,501$ 73,844$ 343,442$ 212,452$ Three Months Ended September 30th, Nine Months Ended September 30th,

14 GAAP Reconciliation – Adjusted EBITDA (1)(2) 1. Adjusted EBITDA is defined as net income plus interest and other expense, net; income tax expense; depreciation and amortization and the items used to reconcile GAAP to Adjusted Non-GAAP EPS. Adjusted EBITDA amounts are not meant as a substitute for GAAP, and are solely for informational purposes. 2. Figures are adjusted non-GAAP; and 2021 figures include the contribution from the divested B2B Backup and Voice UK assets. $ in 000's Ziff Davis 2021 2022 2021 2022 Net income from continuing operations 6,769$ 18,185$ 22,504$ (3,714)$ Plus: Interest expense, net 14,490 8,560 56,980 28,419 Gain on debt extinguishment, net - (10,112) - (11,505) Loss on sale of businesses 24,600 - 21,798 - Unrealized (gain) loss on short-term investments held at the reporting date - (4,201) - 14,165 (Gain) loss on investments, net - (471) 16,677 47,772 Other (income) loss, net (107) (4,218) 466 (12,962) Income tax expense (benefit) (2,665) 18,100 (19,883) 33,231 Loss (income) from equity method investment, net 1,923 3,191 (16,596) 10,077 Depreciation and amortization 62,877 55,937 187,502 174,880 Reconciliation of GAAP to Adjusted non-GAAP financial measures: Share-based compensation 6,403 6,386 18,002 20,806 Acquisition-related integration costs 3,391 2,708 7,115 7,673 Lease asset impairments and other charges 1,686 (1,344) 9,727 1,400 Disposal related costs 343 24 471 1,328 Goodwill impairment on business - 27,369 32,629 27,369 Adjusted EBITDA (2) 119,710$ 120,114$ 337,392$ 338,939$ Three Months Ended September 30th, Nine Months Ended September 30th,

15 NOTE 1: Table above excludes certain intercompany allocations 1. Figures are adjusted non-GAAP. $ in 000's Revenues GAAP revenues 263,683$ 78,190$ -$ 341,873$ Gross profit GAAP gross profit 232,676$ 56,594$ -$ 289,270$ Non-GAAP adjustments: Share-based compensation 10 53 - 63 Acquisition related integration costs - 65 - 65 Amortization - 242 - 242 Adjusted non-GAAP gross profit 232,686$ 56,954$ -$ 289,640$ Operating profit GAAP operating profit 27,106$ 14,038$ (12,110)$ 29,034$ Non-GAAP adjustments: Share-based compensation 2,471 1,086 2,829 6,386 Acquisition, integration, and other costs 1,989 344 375 2,708 Amortization 28,564 8,233 (139) 36,658 Lease asset impairments and other charges (1,233) (111) - (1,344) Disposal related costs - - 24 24 Goodwill Impairment on a business 27,369 - - 27,369 Adjusted non-GAAP operating profit 86,266 23,590 (9,021) 100,835 Depreciation 16,067 3,212 - 19,279 Adjusted EBITDA (1) 102,333$ 26,802$ (9,021)$ 120,114$ Digital Media Cybersecurity and Martech Corporate Total Q3 2022 Reconciliation of GAAP to Adjusted EBITDA (1)

16 Q3 2021 Reconciliation of GAAP to Adjusted EBITDA (1) 1. Figures are adjusted non-GAAP; and include the divested assets through the date of their respective divestiture. $ in 000's Revenues GAAP revenues 262,162$ 92,982$ -$ 355,144$ Gross profit GAAP gross profit 238,562$ 66,884$ -$ 305,446$ Non-GAAP adjustments: Share-based compensation 4 66 - 70 Acquisition related integration costs 21 189 - 210 Amortization - 356 - 356 Adjusted non-GAAP gross profit 238,587$ 67,495$ -$ 306,082$ Operating profit GAAP operating profit 49,822$ 10,554$ (15,366)$ 45,010$ Non-GAAP adjustments: Share-based compensation 2,125 1,099 3,179 6,403 Acquisition, integration, and other costs 416 2,949 26 3,391 Amortization 37,333 9,828 77 47,238 Lease asset impairments and other charges 652 1,034 - 1,686 Disposal related costs - - 343 343 Goodwill impairment on a business - - - - Adjusted non-GAAP operating profit 90,348$ 25,464$ (11,741)$ 104,071$ Depreciation 12,771 2,868 - 15,639 Adjusted EBITDA (1) 103,119$ 28,332$ (11,741)$ 119,710$ Digital Media Cybersecurity and Martech Corporate Total NOTE 1: Table above excludes certain intercompany allocations

Quarterly Adjusted Pro Forma Income Statement (1)(2)

$ in 000's (except for per share amounts)	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Advertising	$ 177,288	$ 198,385	$ 198,794	$ 263,608	$ 170,067	$ 189,198	$ 186,921
Subscriptions	117,937	124,591	135,488	134,451	136,070	137,811	142,972
Other	3,961	7,293	11,625	10,992	9,184	10,601	12,195
Less : Intercompany Eliminations	(118)	(292)	(356)	(423)	(253)	(254)	(215)
Adjusted Pro Forma Revenues	$ 299,068	$ 329,977	$ 345,551	$ 408,628	$ 315,068	$ 337,356	$ 341,873
Cost of Revenues	37,906	44,306	45,797	45,285	45,687	45,599	52,233
Adjusted Pro Forma Gross Profit	$ 261,162	$ 285,671	$ 299,754	$ 363,343	$ 269,381	$ 291,757	$ 289,640
Gross Margin	87%	87%	87%	89%	85%	86%	85%
Sales and Marketing	$ 105,048	$ 118,479	$ 124,178	$ 137,513	$ 116,503	$ 121,014	$ 118,580
Research, Development and Engineering	18,679	16,764	18,319	20,925	17,580	18,675	16,910
General and Administrative	55,776	53,253	57,532	59,777	52,078	52,002	53,315
Adjusted Pro Forma Operating Income	$ 81,659	$ 97,175	$ 99,725	$ 145,128	$ 83,220	$ 100,066	$ 100,835
Add: Depreciation and Amortization	14,244	14,899	15,613	16,487	17,568	17,971	19,279
Adjusted Pro Forma EBITDA	$ 95,903	$ 112,074	$ 115,338	$ 161,615	$ 100,788	$ 118,037	$ 120,114
Adjusted Pro Forma Net Income	53,066	63,230	66,085	105,064	57,928	74,425	74,269
Adjusted Pro Forma Diluted EPS	$1.19	$1.41	$1.40	$2.18	$1.23	$1.58	$1.58

1. Figures are adjusted non-GAAP; pro forma adjustments for excluded assets consist of certain Voice assets in the United Kingdom that were sold in February 2021, and the certain assets of the Company's B2B Backup business, which were sold in September 2021.
2. Reconciliations can be found on slide 18; certain figures have been adjusted in these tables as compared with the August 10, 2022 Second Quarter 2022 Investor Presentation. Q3 '21 Adjusted Pro-Forma non-GAAP General and Administrative expense decreased by $0.3 million and Adjusted Pro-Forma EBITDA increased by $0.3 million. Adjusted Pro Forma Net Income for Q3 '21 and Q4 '21 increased by approximately $4.2 million and $0.8 million, respectively. Adjusted Pro Forma Diluted EPS for Q3 '21 and Q4 '21 increased by $0.09 and $0.01, respectively.

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Reconciliation of Adjusted Non-GAAP to Adjusted Pro Forma (1)(2)

$ in 000's (except for per share amounts)	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
Revenues							
Stated Revenues	$ 311,657	$ 341,293	$ 355,144	$ 408,628	$ 315,068	$ 337,356	$ 341,873
Adjustments	(12,589)	(11,316)	(9,593)	-	-	-	-
Total Adjusted Pro Forma Revenues	$ 299,068	$ 329,977	$ 345,551	$ 408,628	$ 315,068	$ 337,356	$ 341,873
Cost of Revenues							
Stated Cost of Revenues	$ 43,137	$ 48,333	$ 49,062	$ 45,285	$ 45,685	$ 45,599	$ 52,233
Adjustments	(5,231)	(4,027)	(3,265)	-	-	-	-
Total Adjusted Pro Forma Cost of Revenues	$ 37,906	$ 44,306	$ 45,797	$ 45,285	$ 45,685	$ 45,599	$ 52,233
Sales and Marketing							
Stated Sales and Marketing	$ 106,848	$ 120,166	$ 125,410	$ 137,513	$ 116,503	$ 121,014	$ 118,580
Adjustments	(1,800)	(1,687)	(1,232)	-	-	-	-
Total Adjusted Pro Forma Sales and Marketing	$ 105,048	$ 118,479	$ 124,178	$ 137,513	$ 116,503	$ 121,014	$ 118,580
Research, Development and Engineering							
Stated Research, Development and Engineering	$ 18,933	$ 17,041	$ 18,534	$ 20,925	$ 17,580	$ 18,675	$ 16,910
Adjustments	(254)	(277)	(215)	-	-	-	-
Total Adjusted Pro Forma Research, Development and Engineering	$ 18,679	$ 16,764	$ 18,319	$ 20,925	$ 17,580	$ 18,675	$ 16,910
General and Administrative							
Stated General and Administrative	$ 56,903	$ 53,671	$ 58,067	$ 59,777	$ 52,078	$ 52,002	$ 53,315
Adjustments	(1,127)	(418)	(535)	-	-	-	-
Total Adjusted Pro Forma General and Administrative	$ 55,776	$ 53,253	$ 57,532	$ 59,777	$ 52,078	$ 52,002	$ 53,315
Adjusted EBITDA							
Stated Adjusted EBITDA	$ 100,705	$ 116,977	$ 119,709	$ 161,615	$ 100,788	$ 118,037	$ 120,114
Adjustments	(4,802)	(4,903)	(4,371)	-	-	-	-
Total Adjusted Pro Forma EBITDA	$ 95,903	$ 112,074	$ 115,338	$ 161,615	$ 100,788	$ 118,037	$ 120,114
Diluted EPS							
Stated Adjusted Non-GAAP Net Income per Diluted EPS	$ 1.24	$ 1.50	$ 1.49	$ 2.18	$ 1.23	$ 1.58	$ 1.58
Adjustments	(0.05)	(0.09)	(0.09)	-	-	-	-
Total Adjusted Pro Forma Diluted EPS	$ 1.19	$ 1.41	$ 1.40	$ 2.18	$ 1.23	$ 1.58	$ 1.58

1. Figures are adjusted non-GAAP; pro forma adjustments for excluded assets consist of certain Voice assets in the United Kingdom that were sold in February 2021, and the certain assets of the Company's B2B Backup business, which were sold in September 2021.
2. Certain figures have been adjusted in these tables as compared with the August 10, 2022 Second Quarter 2022 Investor Presentation. Q3 '21 Adjusted Pro-Forma non-GAAP General and Administrative expense decreased by $0.3 million and Adjusted Pro-Forma EBITDA increased by $0.3 million. Adjusted Pro Forma Net Income for Q3 '21 and Q4 '21 increased by approximately $4.2 million and $0.8 million, respectively. Adjusted Pro Forma Diluted EPS for Q3 '21 and Q4 '21 increased by $0.09 and $0.01, respectively.

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